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      As filed with the Securities and Exchange Commission on July 2, 2001
                                                      Registration No. 333-59254

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                       SECURITIES AND EXCHANGE COMMISSION
                                     ------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                            TO REGISTRATION STATEMENT
                             ON FORM S-4 (333-59254)
                        UNDER THE SECURITIES ACT OF 1933

                    The Interpublic Group of Companies, Inc.
             (Exact name of registrant as specified in its Charter)

          DELAWARE                         7311                  13-1024020
(State or Other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or              Classification             Identification
       Organization)                  Code Number)                 Number)

                           1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399-8000
          (Address, Including Zip Code, and Telephone Number, Including
                   Area Code, of Principal Executive Offices)


              The True North Communications Inc. Stock Option Plan,
   The True North Communications Inc. Outside Director Stock Option Plan, and
          The Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan
            as each is assumed by The Interpublic Group of Companies
                           (Full Titles of the Plans)

                   NICHOLAS J. CAMERA, SENIOR VICE PRESIDENT,
                           GENERAL COUNSEL & SECRETARY
                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                           1271 Avenue of the Americas
                            New York, New York 10020
                                 (212) 399-8000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:

                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000

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                         CALCULATION OF REGISTRATION FEE

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                                                       Proposed
Title of Securities Amount to Be  Proposed Maximum Maximum Aggregate Amount of
 to be registered   Registered(1) Offering Price       Offering    Registration
                                    Per Share(2)         Price(2)      Fee(2)
------------------------------------------------------------------------------
Common stock         8,626,023         N/A                N/A          N/A
===============================================================================

(1) Consists of common stock of The Interpublic Group of Companies, Inc. to be issued pursuant to the assumed stock options, granted under the (i) True North Communications Inc. Stock Option Plan, (ii) True North Communications Inc. Outside Director Stock Option Plan, and (iii) Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan (collectively, the "Plans"). Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events. This Interpublic Group common stock was previously registered on the initial Registration Statement on Form S-4 (333-59254).

(2)  No additional registration fee is required pursuant to Rule 457(b).
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


         This Registration Statement on Form S-8 is filed by The Interpublic Group of Companies, Inc., a Delaware corporation (the "Corporation" or "Registrant"), relating to 8,626,023 shares of the Corporation's common stock (the "Shares"), issuable to current and former employees or directors of True North Communications Inc., a wholly owned subsidiary of the Corporation, pursuant to Options (which have been assumed by the Corporation) granted under the (i) True North Communications Inc. Stock Option Plan, (ii) True North Communications Inc. Outside Director Stock Option Plan, and (iii) Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan (collectively, the "Plans").

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (ii) The Corporation's Current Reports on Form 8-K, filed with the Commission on January 11, 2001, March 1, 2001, March 19, 2001 and April 27, 2001;

         (iii) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

         (iv) The description of the Shares contained in the Corporation's registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended by Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985, July 15, 1987 and May 19, 1988, and the
description of the Rights currently traded with the Common Stock contained in the Corporation's registration statement on Form 8-A, dated August 1, 1989, and amended on a Form 8, dated October 3,1989, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description

         All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful. The same Section also gives a corporation power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the abjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful o the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Corporation's by-laws contain specific authority for indemnification by the Corporation of current and former directors, officers, employees or agents of the Corporation on terms that have been derived from
Section 145 of Title 8 of the GCL.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit No.      Description
-----------      -----------

4.1*             The Restated Certificate of Incorporation of
                 The Interpublic Group of Companies, Inc.
                 (filed as Exhibit 3(i) to the Registrant's
                 Quarterly Report on Form 10-Q for the
                 quarter ended June 30, 1999)

4.2* By-laws of The Interpublic Group of Companies, Inc. ( filed as Exhibit 4.2 to the Registrant's registration statement on Form S-3/A filed on July 31, 2000)

4.3              True North Communications Inc. Stock Option Plan

4.4              True North Communications Inc. Outside Director Stock
                 Option Plan

4.5              Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan

5.1* Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of common stock offered hereby (filed as Exhibit 5.1 to the Registrant's Registration Statement on Form S-4 (333-59254)).

23.1* Consent of Nicholas J. Camera, Esq. (included in the opinion filed as Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP (relating to financial statements of the Registrant)
                 (filed as Exhibit 23.1 to the Registrant's
                 Registration  Statement on Form S-4  (333-59254)).

23.3* Consent of Arthur Andersen LLP (relating to financial statements of NFO Worldwide, Inc. and subsidiaries included in the financial statements of the Registrant) (filed as Exhibit 23.3 to the Registrant's Registration Statement on Form S-4 (333-59254))

23.4* Consent of J.H. Cohn LLP (relating to financial statements of Deutsch, Inc. and subsidiary and affiliates included in the financial statements of the Registrant)(filed as Exhibit 23.4 to the Registrant's Registration Statement on Form S-4 (333-59254))

24.1*            Power of Attorney for certain directors of The
                 Interpublic Group of Companies, Inc. (Included in
                 Part II of the Registrant's Registration Statement on Form S-4 (333-59254)*).

24.2* Power of Attorney for certain directors of The Interpublic Group of Companies, Inc.
                 (filed as Exhibit 24.2 to the Registrant's
                 Registration Statement on Form S-4
                 (333-59254)*).

24.3 Power of Attorney for Richard A. Goldstein, a director of The Interpublic Group of Companies, Inc.

*Incorporated by reference

Item 9.  Undertakings.

(1) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of July, 2001.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.


                                         By: /s/ Sean F. Orr
                                            ------------------------------------
                                             Sean F. Orr
                                             Executive Vice President,
                                             Chief Financial Officer
                                             and Director


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of July, 2001.

        Signature                        Title
        ---------                        -----

         *                    Chairman of the Board, President
-------------------------     and Chief Executive Officer
     John J. Dooner           (Principal Executive Officer)

         *                    Executive Vice President,
-------------------------     Chief Financial Officer
       Sean F. Orr            (Principal Financial Officer)
                              and Director

         *                    Director
-------------------------
    Frank J. Borelli

         *                    Director
-------------------------
    Reginald K. Brack

         *                    Director
-------------------------
    Jim M. Considine

         *                    Director
-------------------------
     James R. Heekin

         *                    Director
-------------------------
      Frank B. Lowe

         *                    Director
-------------------------
     J. Phillip Samper

         *                    Director
-------------------------
    Richard A. Goldstein

                              Vice Chairman and Director
-------------------------
        David A. Bell

                              Director
-------------------------
     J. Brendan Ryan

* By: /s/ Sean F. Orr
      ------------------
      Sean F. Orr,
      as Attorney-in-Fact

Date: July 2, 2001

                                  EXHIBIT INDEX

      Exhibit No.                   Description                      Method of Filing          Sequentially Numbered
                                                                                                   Page Location

          4.1            Certificate of Incorporation of     Filed as Exhibit 3(i) to the                --
                         The Interpublic Group of            Registrant's Quarterly Report
                         Companies, Inc.                     on Form 10-Q for the quarter
                                                             ended June 30, 1999, and
                                                             incorporated by reference herein

          4.2            By-laws of The Interpublic Group    Filed as Exhibit 4.2 to the                 --
                         of Companies, Inc.                  Registrant's Registration
                                                             Statement on Form S-3/A filed
                                                             on July 31, 2000, and
                                                             incorporated by reference herein

          4.3            True North Communications Inc.      Filed herewith
                         Stock Option Plan                                                               12

          4.4            True North Communications Inc.      Filed herewith
                         Outside Director Stock Option Plan                                              20

          4.5            Bozell, Jacobs, Kenyon &            Filed herewith
                         Eckhardt, Inc. Stock Option Plan                                                23

          5.1            Opinion of Nicholas J. Camera,      Filed as Exhibit 5.1 to the                 --
                         Esq.                                Registrant's Registration
                                                             Statement on Form S-4
                                                             (333-59254), and incorporated
                                                             by reference herein
         23.1            Consent of Nicholas J. Camera,      Included in the opinion filed               --
                         Esq.                                as Exhibit 5.1

         23.2            Consent of PricewaterhouseCoopers   Filed as Exhibit 23.1 to the                --
                         LLP, Independent Auditors           Registrant's Registration
                         (relating to financial statements   Statement on Form S-4
                         of the Corporation)                 (333-59254), and incorporated
                                                             by reference herein

         23.3            Consent of Arthur Andersen LLP      Filed as Exhibit 23.3 to the                --
                         (relating to financial statements   Registrant's Registration
                         of NFO Worldwide, Inc. and          Statement on Form S-4
                         subsidiaries included in the        (333-59254), and incorporated
                         financial statements of the         by reference herein
                         Registrant)

         23.4            Consent of J. H. Cohn LLP           Filed as Exhibit 23.4 to the                --
                         (relating to financial statements   Registrant's Registration
                         of Deutsch, Inc. and subsidiary     Statement on Form S-4
                         and affiliates and included in      (333-59254), and incorporated
                         the financial statements of the     by reference herein
                         Registrant)

         24.1            Power of Attorney                   Included in Part II of the                  --
                                                             Registrant's Registration
                                                             Statement on Form S-4
                                                             (333-59254), and incorporated
                                                             by reference herein

         24.2            Power of Attorney                   Filed as Exhibit 24.2 to the                --
                                                             Registrant's Registration
                                                             Statement on Form S-4
                                                             (333-59254), and incorporated
                                                             by reference herein

         24.3            Power of Attorney for Richard A.    Filed herewith
                         Goldstein, director of Registrant                                               31